Exhibit 10.1
FIFTH AMENDMENT OF LEASE AGREEMENT
     THIS FIFTH AMENDMENT OF LEASE AGREEMENT (the “Amendment”) is made and entered into by and between STONEBRIAR I OFFICE PARTNERS, LTD. (“Lessor”), and COMSTOCK RESOURCES, INC. (“Lessee”).
RECITALS:
     WHEREAS, Lessor and Lessee entered into a certain Lease Agreement dated May 6, 2004, (the “Lease,” the defined terms of which being hereby incorporated herein by reference); and
     WHEREAS, said Lease was amended by First Amendment of Lease Agreement, dated August 31, 2005; and
     WHEREAS, said Lease was amended by Second Amendment of Lease Agreement, dated October 15, 2007; and
     WHEREAS, said Lease was amended by Third Amendment of Lease Agreement, dated September 25, 2008; and
     WHEREAS, said Lease was amended by Fourth Amendment of Lease Agreement, dated May 8, 2009; and
     WHEREAS, Lessor and Lessee desire to further amend the Lease with respect to the Premises, the Basic Rental and additional rent, and certain additional matters set forth herein, and to provide for an extension of the Lease Term.
     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the Lessor and the Lessee hereby amend and modify the Lease, and agree as follows:
     1. Expansion of the Premises. Lessee and Lessor acknowledge that as of the “Expansion Date,” as hereinafter defined, the Premises shall include the remaining unleased portions of the fourth (4th) floor, being an additional 12,557 square feet (the “Expansion Space”). The new aggregate area under lease being calculated as of May 6, 2011, shall then consist of 66,382 square feet. Lessor further certifies that the determinations of square footage are in accord with the BOMA International Standard Method of Floor Measurement for Office Buildings (Method B). In the event such determinations are incorrect, the Basic Rent and Proportional Share shall be recalculated accordingly.

     2. New Rental for the Expanded Premises. Commencing on January 1, 2012, the amended monthly Basic Rental payable by Lessee to the Lessor for the Premises shall be the sum of $118,934.41 ($21.50 per square foot) per month. The “Expansion Date” shall be the later of January 1, 2012, or ninety (90) days following the date on which Lessor delivers possession of the Expansion Space to Lessee, which delivery shall in no event be earlier than October 1, 2011.
     In the event the delivery of possession of the Expansion Space shall be delayed beyond October 1, 2011, the new rental for the Premises shall be reduced by $22,497.96 per month or the pro rated portion thereof until the Expansion Date. The new rental shall be applicable from January 1, 2012 until the expiration of the current term of the Lease, being on July 31, 2014.
     3. Proportionate Share. Beginning on the Expansion Date, Tenant’s Proportionate Share shall be amended to be 61.10%.
     4. Base Year. The year 2010 shall be substituted for 2004 as the Expense Stop as set forth in the Basic Lease Information and in Exhibit “C” of the Lease, applicable solely to the Expansion Space through the expiration of the current term of the Lease.
     5. Lessee Improvement Allowance. Lessor shall provide Lessee an Improvement Allowance (herein so called) of $692,918 which may be applied by Lessee to any improvements of the Premises, in accordance with the terms and conditions of the Lease and this Section 5. Improvements of the Premises include all direct construction costs, architectural and engineering fees, space planning fees, construction management and, to the extent of $3.00 per square foot, moving costs and/or Lease rent credit. Commencing on October 1, 2011, Lessee may obtain reimbursement from the Improvement Allowance for its improvement expenditures upon delivery of lien waivers covering the work and such certifications and supporting documentation as are customarily used in connection with construction draw submissions in the DFW Metroplex.
     No management fee shall be charged to Lessee, provided Lessor has approved Lessee’s contractor, which approval shall not be unreasonably withheld. Nor shall there be any charge for additional electricity used during construction or for use of elevators. Lessor may charge an amount up to two percent (2%) of the total Improvement Allowance to reimburse Landlord for its reasonable third party costs of having Lessee’s construction and engineering plans reviewed.
     Notwithstanding the provisions of Section 8(c) of the Lease, it is intended that Lessee shall be responsible for carrying out the work of the improvements and shall be responsible for all aspects thereof, except as expressly provided herein to the contrary.

     6. Extension of Term. The Lease Term is hereby extended to December 31, 2021. From August 1, 2014 through December 31, 2021, the Basic Rental shall be as follows:

08/01/14 - 07/31/15	$22.50/RSF
08/01/15 - 07/31/16	$22.50/RSF
08/01/16 - 07/31/17	$22.50/RSF
08/01/17 - 07/31/18	$23.50/RSF
08/01/18 - 07/31/19	$23.50/RSF
08/01/19 - 07/31/20	$23.50/RSF
08/01/20 - 12/31/21	$23.50/RSF
     During the extended term, the year 2014 shall replace 2010 as the Expense Stop.
     7. Renewal Option. Provided no Event of Default exists, Lessee may renew this Lease with respect to all or a portion of the Premises, provided the same shall be for a minimum of two full floors, for one additional period of five (5) years by delivering written notice of the exercise thereof to Lessor not earlier than twenty-four (24) months nor later than eighteen (18) months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing market rental rate (the “Prevailing Market Rental Rate”) at the commencement of such extended Term for renewals of space in comparable buildings in the Frisco submarket of equivalent quality, size, utility and location, with the length of the extended Term and market concessions for similarly situated renewal tenants to be taken into account. Within thirty (30) days after receipt of Lessee’s notice to renew, Lessor shall deliver to Lessee written notice of the Prevailing Market Rental Rate and shall advise Lessee of the required adjustment to Basic Rent and, if any, and the other terms and conditions offered. Lessee shall, within ten days after receipt of Lessor’s notice, notify Lessor in writing whether Lessee accepts or rejects Lessor’s determination of the Prevailing Market Rental Rate. If Lessee timely notifies Lessor that Lessee accepts Lessor’s determination of the Prevailing Market Rental Rate, then, on or before the commencement date of the extended Term, Lessor and Lessee shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
     (a) Basic Rent shall be adjusted to the Prevailing Market Rental Rate;
     (b) Lessee shall have no further renewal option unless expressly granted by Lessor in writing;
     (c) All provisions relating to the expiration of the Term of the Lease shall mean the term as extended;

     (d) Lessor shall lease to Lessee the Premises in their then-current condition, and Lessor shall not provide to Lessee any allowances (e.g., moving allowance, construction allowance, and the like) or other Lessee inducements; and
     (e) Lessee shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Garage during the extended Term.
     Lessee’s rights under this Section 7 shall terminate if (1) this Lease or Lessee’s right to possession of the Premises is terminated, or (2) Lessee fails to timely exercise its option under this Exhibit, time being of the essence with respect to Lessee’s exercise thereof.
     8. Rejection of Lessor’s Determination.
     (a) Negotiation. If Lessee rejects Lessor’s determination of the Prevailing Market Rental Rate, or fails to timely notify Lessor in writing that Lessee accepts or rejects Lessor’s determination of the Prevailing Market Rental Rate, time being of the essence with respect thereto, Lessee and Lessor shall meet in a good faith effort to resolve the matter.
     (b) Selection of Appraisers. If Lessor and Lessee are unable to mutually agree upon the Prevailing Market Rental Rate of the Premises within ten (10) days after delivery by Lessor of the notice set forth in Section 7 (the “Notice Date”), then Lessor and Lessee each shall select an appraiser and notify the other of the name of the appraiser selected within twenty (20) days after the Notice Date. (In the event Lessor and Lessee can agree upon a single appraiser, such appraiser’s determination shall be final and binding upon the parties). Upon appointment, the two appraisers shall be sworn to determine faithfully and fairly the Prevailing Market Rental Rate of the Premises. The two appraisers shall afford Lessor and Lessee the right to submit evidence with respect to the Prevailing Market Rental Rate of the Premises, and shall, with all possible speed, make their respective determinations in writing and give notice thereof to Lessor and Lessee. If there is a variance of less than five percent (5%) in the Prevailing Market Rental Rate of the Premises determined by the two appraisers, the average of the values so determined shall be binding upon Lessor and Lessee. If there is a variance of more than five percent (5%) in the Prevailing Market Rental Rate of the Premises determined by the two appraisers, the appraisers, within ten (10) days after both of the appraisers have made their determinations, shall appoint in writing a third appraiser and shall give written notice of such appointment to Lessor and Lessee. If the two appraisers shall fail to appoint or agree upon a third appraiser within the ten (10) day period, a third appraiser shall be selected by Lessor and Lessee if they so agree upon such third appraiser within a further period of ten (10) days. If any appraiser shall not be appointed or agreed upon within the time herein provided, either Lessor or Lessee may apply to the Presiding Judge of the Administrative Judicial District encompassing Collin County, Texas, for the appointment of such appraiser. The third appraiser shall be sworn to determine faithfully and fully, pursuant to the procedures set forth above, the Prevailing Market Rental Rate of the Premises. The third appraiser’s determination of the Prevailing Market Rental Rate of the Premises shall be controlling unless it is higher (or lower) than the higher (or lower) determination of the Prevailing Market Rental Rate of the Premises as determined by the original two appraisers, in which case such previous high (or low) determination shall be controlling and binding upon Lessor and Lessee. The decision of the appraisers under this subparagraph shall be final and binding on Lessor and Lessee and shall be specifically enforceable in a court having jurisdiction. All appraisers selected pursuant to this Section 8 shall be MAI appraisers.
     (c) Appointment of Appraisers. If (i) either Lessor or Lessee fails to appoint an appraiser and to notify the other of the appraiser selected within twenty (20) days after the Notice Date, or (ii) a third appraiser is not appointed as provided in subparagraph (b) above, or (iii) any person appointed as an appraiser by or on behalf of either Lessor or Lessee dies, fails to act, resigns or becomes disqualified and the party by or on behalf of whom such appraiser was appointed shall fail to appoint a substitute appraiser within ten (10) days after being requested to do so by the other party, the appraiser in question shall be appointed by the Presiding Judge of the Administrative Judicial District encompassing Collin County, Texas (acting in his nonjudicial capacity or, to the extent he refuses to act in that capacity, in his judicial capacity), upon application of either Lessor or Lessee.
     (d) Costs of Appraisal. Each party shall bear and pay the cost of the appraiser appointed by (or for) it, and the cost of the third appraiser shall be borne and paid equally by Lessor and Lessee. All appraisal proceedings shall be held in Frisco, Texas. Lessor and Lessee shall be given reasonable advance notice of the time and place of any appraisal proceedings, and both shall have the right to be present, heard and represented by counsel. The appraisers shall not have the power to change the terms and provisions of the Lease or this Amendment and their determination shall be consistent and in accordance with the terms and provisions hereof. The appraisers shall give prompt notice of their decision to Lessor and Lessee.
     9. Interior Stairwell. Lessee may, at its sole cost, install a stairwell between any two floors within the Premises subject to the provisions of Sections 8(a) and 8(d) of the Lease. At Lessor’s request, made at any time up to one hundred eighty (180) days following the expiration of the Lease Term, Lessee shall return the floors to their original condition without the stairwell. All such work shall continue to be subject to the provisions of Section 8 of the Lease, notwithstanding the expiration of the Lease Term.
     10. Subordination and Non-Disturbance. Lessor shall obtain a subordination, nondisturbance, and attornment agreement (an “SNDA”) in recordable form within 90 days from the date hereof, from the holder of Lessor’s existing deed of trust at such time, in form and substance reasonably satisfactory to Lessee and the holder of Lessor’s deed of trust. Such agreement shall, at minimum, contain the specific consent of the holder of such deed of trust to recognize Lessee in the event of Lessor’s default. Lessor’s breach of the foregoing provisions shall entitle Lessee to terminate the Lease. Nothing in the foregoing is intended to modify the provisions of Section 12 of the Lease, but is a confirmation of Lessor’s obligation following the anticipated refinancing of the Building. The provisions of Section 12 of the Lease requiring Lessor’s delivery of an SNDA from any subsequent lender following such 90-day period remains in effect.
     11. Parking Garage. In addition to the twenty-five (25) free assigned spaces which the Lease already provides for Lessee in the parking garage, Lessor shall provide an additional three (3) assigned spaces at no additional charge during the Lease Term. Any additional spaces in the parking garage above the twenty-eight (28) are subject to availability and payment of the charges then applicable.
     12. Surrender of Premises. Section 21 of the Lease is hereby amended to provide that, notwithstanding that removal was not made a condition of Lessor’s consent at the time the Improvements were installed, Lessor may require Lessee to remove fixtures installed by Lessee which are not commonly found in other Leased Premises in the Building including, without limitation, raised floors, UPS systems, back-up generators, and supplemental HVAC units. In the absence of Lessor’s request to do so, Lessee shall have a like option to remove such items, subject to the provisions of Section 21.
     13. Common Areas.
     A. Lobby Area. Lessor shall, no later than December 31, 2011, after obtaining suggestions from Lessee as to colors and materials, (i) replace all carpets and wall coverings in the Common Areas of the first floor, and (ii) paint the ceilings of the atrium area in the lobby.
     B. Landscaping. Section 7(a) of the Lease is amended by providing that Lessor’s obligation to maintain the Common Areas of the Building shall incorporate regular landscaping services, including mowing, edging, bed work, trimming of bushes and trees, and the addition of seasonal color. The standard for such service shall be that of other multi-Lessee office buildings of like size and quality located in the Frisco submarket of the Dallas/Fort Worth office market.
     C. Maintenance. Lessor agrees to maintain the Building (including the lobby area and landscaping), its improvements, and common areas in a consistent manner through the Lease Term.
     14. Landlord’s Lien. Section 20 of the Lease is hereby deleted in its entirety.
     15. Exhibit “G”. Lessee shall maintain its Right of First Refusal as set forth in Exhibit “G” (including necessarily the provisions of Section 2(a) of said Exhibit regarding the term of the Referral Space), with Section 2 thereof deemed to refer to the first sixty (60) months from the Expansion Date and Section 3 thereof deemed to refer to the balance of the extended term.

     16. Ratification of Lease. Except as expressly amended and modified herein, Lessor and Lessee hereby ratify and confirm the Lease in all respects, and Lessee and Lessor each acknowledge that the other party to the Lease has fully performed its obligations to the date hereof, or else waives all claims against the other for any nonperformance of such obligations.
     17. Execution of Amendment. This Amendment may be executed in multiple counterparts, which, when taken together, shall constitute a single integrated instrument. Further, for purposes of this Amendment, facsimile signatures by either party shall be deemed original signatures for all purposes.
     18. Binding Effect. This Amendment shall be binding on the parties hereto, and their respective successors and assigns, for all purposes.
     Executed by the Lessor and the Lessee effective as of this 15th day of June, 2011.

LESSOR:

STONEBRIAR I OFFICE PARTNERS, LTD.,
By: Stonebriar I Partners, LLC, its General Partner

By:	/s/ MIKE BRESCIA
Its: Vice President

LESSEE:

COMSTOCK RESOURCES, INC.
A Nevada corporation

By:	/s/ ROLAND O. BURNS
Its: Senior Vice President